UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 31, 2023

Date of Report (Date of earliest event reported)

U-Haul Holding Company

(Exact name of registrant as specified in its charter)

Nevada                                                    001-11255                                          88-0106815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane , Ste. 100

Reno , NV 89511

(Address of Principal Executive Offices)

775 668-6300

(Registrant’s telephone number, including area code)

N/A

_____________________________________________________________________________

(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report)

  Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	New York Stock Exchange
Common Stock, $0.001 par value	UHAL.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule   12b-2   of the Securities Exchange Act of 1934 (§240.12b-2   of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section   13(a) of the Exchange Act.     ☐

Item   4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of U-Haul Holding Company (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. The Committee invited several public accounting firms to participate in this process, including BDO USA, P.C. (“BDO”), the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2023.

As a result of this process, following the review and evaluation of proposals from participating firms, on August 31, 2023, the Committee approved the appointment of Deloitte and Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm commencing with the fiscal year ending March 31, 2024, subject to completion of its standard client acceptance procedures and execution of an engagement letter. On the same date, the Committee approved the dismissal of BDO as the Company’s independent registered public accounting firm.

BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended March 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through August 31, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K   between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through August 31, 2023, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that (i) as initially reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022, the Company reported a material weakness over the design and implementation of controls relevant to the financial reporting process related to the calculation of earnings per share using the two-step method associated with the Company’s recently issued Series N non-voting common stock, $0.001 par value (“Non-Voting Common Stock”); and (ii) as initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, the Company reported a material weakness in its internal control over financial reporting during such period related to the design, implementation and monitoring of general information technology controls in the areas of program change management, user access, segregation of duties and cyber security for systems supporting the Company’s internal control processes.

As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, (i) the Company has concluded that the material weakness related to the calculation of earnings per share using the two-step method associated with the Non-Voting Common Stock has been remediated, and (ii) with respect to the material weakness related to general information technology controls, the Company’s management, under the oversight of its Audit Committee, has begun evaluating and implementing new controls or redesigning controls to remediate the control deficiencies giving rise to that material weakness. The material weakness related to the general information technology controls will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that the controls are operating effectively.

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein, as specified by Item 304(a)(3) of Regulation S-K. A copy of BDO’s letter dated August 31, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended March 31, 2023 and 2022, and the subsequent interim period through August 31, 2023, neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
16.1	Letter of BDO USA, P.C. to the Securities and Exchange Commission, dated August 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Haul Holding Company

(Registrant)

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer

Date: September 7, 2023